                               USWEB CORPORATION

                  CALCULATION OF PRO FORMA NET LOSS PER SHARE

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
                                                                                  THREE MONTHS ENDED
                          YEAR ENDED  SIX MONTHS    SIX MONTHS   ----------------------------------------------------------
                           DEC. 31,      ENDED         ENDED     MAR. 31,  JUNE 30,  SEP. 30,  DEC. 31,  MAR. 31,  JUNE 30,
                             1996    JUNE 30, 1996 JUNE 30, 1997   1996      1996      1996      1996      1997      1997
                          ---------- ------------- ------------- --------  --------  --------  --------  --------  --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA NET LOSS (IN-
CLUDING ACQUISITIONS)...   $(35,018)   $(16,174)     $(23,416)   $(7,951)  $(8,223)  $(9,118)  $(9,726)  $(9,315)  $(14,101)
PRO FORMA NET LOSS (HIS-
TORICAL)................   $(13,808)   $ (5,195)     $(21,243)   $(2,525)  $(2,670)  $(3,948)  $(4,665)  $(5,843)  $(15,400)
Weighted average common
shares outstanding......      5,613       5,446         5,824      5,325     5,567     5,737     5,824     5,824      5,825
Shares included pursuant
to Securities and
Exchange Commission
Staff Accounting
Bulletin:...............
 Common shares issued
 subsequent to September
 30, 1996...............        594         594           594        594       594       594       594       594        594
 Founders shares repur-
 chased upon termination
 of employment..........       (350)       (350)         (350)      (350)     (350)     (350)     (350)     (350)      (350)
 Common shares issuable
 upon exercise of stock
 options................        106         106           106        106       106       106       106       106        106
 Common shares issuable
 upon conversion of com-
 mon stock warrants.....         21          21            21         21        21        21        21        21         21
Common shares issuable
upon conversion of
Mandatorily Redeemable
Convertible Preferred
Stock(1)................     12,094      12,094        12,094     12,094    12,094    12,094    12,094    12,094     12,094
Common shares issuable
upon conversion of
Mandatorily Redeemable
Convertible Preferred
Stock warrants..........        176         176           176        176       176       176       176       176        176
Common shares issuable
upon acquisition of
franchise affiliates
prior to June 30, 1997..      3,283       3,283         3,283      3,283     3,283     3,283     3,283     3,283      3,283
Less: Common shares not
probable of issuance at
the end of contingency
period..................       (636)       (636)         (636)      (636)     (636)     (636)     (636)     (636)      (636)
Add: Common shares
probable of issuance at
the end of contingency
periods based upon earn-
out criteria............        107         107           107        107       107       107       107       107        107
Common shares issuable
upon acquisition of
companies subsequent to
June 30, 1997(4)........      3,380       3,380         3,380      3,380     3,380     3,380     3,380     3,380      3,380
Common stock options
issued to employees of
acquired companies......      6,663       6,663         6,663      6,663     6,663     6,663     6,663     6,663      6,663
Treasury shares acquired
with proceeds from
exercise of stock
options.................     (4,947)     (4,947)       (4,947)    (4,947)   (4,947)   (4,947)   (4,947)   (4,947)    (4,947)
shares issuable under
Affiliate Warrant
Program.................         90          90            90         90        90        90        90        90         90
Shares deemed
outstanding under stock
bonus arrangement for
employees of acquired
companies (including
acquisitions)...........        575         309         1,399        193       424       703       981     1,260      1,538
                           --------    --------      --------    -------   -------   -------   -------   -------   --------
Total pro forma
(including acquisitions)
common shares
outstanding.............     26,769      26,336        27,804     26,099    26,572    27,021    27,386    27,665     27,943
                           ========    ========      ========    =======   =======   =======   =======   =======   ========
PRO FORMA
NET LOSS PER SHARE
(INCLUDING
ACQUISITIONS)(3)........   $  (1.31)   $   (.61)     $   (.84)   $  (.30)  $ (.31)   $  (.34)  $  (.36)  $ (.34)   $   (.50)
Less: Shares deemed
outstanding under stock
bonus arrangement for
employees of acquired
companies (including
acquisitions)...........       (575)       (309)       (1,399)      (193)     (424)     (703)     (981)   (1,260)    (1,538)
Add: Shares deemed
outstanding under stock
bonus arrangement for
employees of acquired
companies (historical
pro forma)..............                                   65                                                           129
                           --------    --------      --------    -------   -------   -------   -------   -------   --------
Total historical pro
forma common shares
outstanding.............     26,194      26,027        26,470     25,906    26,148    26,318    26,405    26,405     26,534
                           ========    ========      ========    =======   =======   =======   =======   =======   ========
PRO FORMA
NET LOSS PER SHARE
(HISTORICAL)(2).........   $   (.53)   $   (.20)     $   (.80)   $  (.10)  $  (.10)  $  (.15)  $  (.18)  $  (.22)  $   (.58)
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(1) Common shares outstanding has been computed on a pro forma basis giving effect to the conversion upon the closing of this offering of the
    Company's Series A, Series B and Series C Preferred Stock, as if converted for all periods presented.
(2) Historical pro forma net loss per share is computed using the weighted average number of common and common equivalent shares outstanding. The weighted average shares outstanding excludes acquisition shares held in escrow that are not probable of issuance and includes contingent shares which, based upon currently available information, are probable of issuance at the end of the contingency periods. Common equivalent shares consist of mandatorily redeemable convertible preferred stock (using the if-converted method) and stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computation if their effect is anti-dilutive, except that, pursuant to a Securities and Exchange Commission Staff Accounting Bulletin, shares of common stock, mandatorily redeemable convertible preferred stock (using the if-converted method) and common equivalent shares (using the treasury stock method and the assumed public offering price) issued within 12 months prior to the
    Company's filing of a Registration Statement for this offering have been included in the computation as if they were outstanding for each period presented.

(3) Pro forma net loss per share is computed on the basis of (2) above and giving effect to amortization of deferred compensation expense related to acquired companies as if acquired on January 1, 1996 (or date of inception, if later). Common shares deemed outstanding under stock bonus arrangements for employees of acquired companies is computed for each period by dividing cumulative deferred compensation expense recognized in the statement of operations by the proposed offering price.

(4) Includes shares issuable for pending acquisitions for which the Company has signed a definitive acquisition agreement including USWeb Dream Media, USWeb Hollywood, USWeb Cybernautics, USWeb Synergetix, USWeb Zendatta and USWeb Online Marketing.